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                                                                       EXHIBIT 5
                                  Law Offices
                                 Bruce R. Thaw
                                 45 Banfi Plaza
                             Farmingdale, NY 11735
                                 (516)752-1760





                                                     June 5, 1997




Board of Directors
Nastech Pharmaceutical Company Inc.
45 Davids Drive
Hauppauge, NY 11788

Gentlemen:

         I have examined the Registration Statement on Form S-8 to be filed by Nastech Pharmaceutical Company Inc. (the "Company") with the Securities and Exchange Commission on or about June 6, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 700,000 shares of the Company's common stock, $.006 par value (the "Shares"), issuable upon exercise of options granted or to be granted under the Nastech Pharmaceutical Company Inc. 1990 Stock Option Plan (the "Plan"), including all exhibits to the Registration Statement.

         It is my opinion that the Shares, when issued and sold in the manner referred to in the Plan and the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         I consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendments thereto.

                                                       Very truly yours,



                                                       Bruce R. Thaw